UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Winthrop Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINTHROP REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of WINTHROP REALTY TRUST (the “Trust”), an Ohio business trust, will be held at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022, on Wednesday, May 2, 2007 at 1:00 p.m, to consider and act upon the following:

1.                                       To elect six directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

2.                                       To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Trust for the 2007 fiscal year;

3.                                       To adopt the Winthrop Realty Trust 2007 Long Term Stock Incentive Plan;

4.                                       To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

Only holders of common shares of beneficial interests (“Shareholders”) of record at the close of business on March 16, 2007 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.

All Shareholders are cordially invited to attend the Meeting.  Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy, which is solicited by the Board of Trustees of the Trust, and mail it promptly in the enclosed envelope to make sure that your shares in the Trust are represented at the Meeting.  In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

By order of the Board of Trustees,

/s/ MICHAEL L. ASHNER

Michael L. Ashner
Chairman and Chief Executive Officer

Boston, Massachusetts
March 30, 2007

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

WINTHROP REALTY TRUST

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2007

WINTHROP REALTY TRUST

7 Bulfinch Place

Suite 500
Boston, Massachusetts 02114

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2007

This Proxy Statement and the enclosed Proxy Card are being furnished to all holders as of March 16, 2007 (the “Record Date”) of the common shares of beneficial interest, par value $1.00 per share (the “Common Shares”), of WINTHROP REALTY TRUST (the “Trust”), an Ohio business trust, in connection with the solicitation of proxies, in the form enclosed, by the Board of Trustees of the Trust (the “Board”) for use at the 2007 Annual Meeting of Shareholders to be held at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022, on Wednesday May 2, 2007 at 1:00 p.m., and at any adjournment or adjournments thereof (the “Meeting”).  The persons named as proxies on the Proxy Card were selected by the Board.

The Trust anticipates first sending this Proxy Statement and the enclosed Proxy Card to its shareholders on or about March 31, 2007. The Trust’s Annual Report to Shareholders, which includes financial statements for the fiscal year ended December 31, 2006, is being mailed together with this Proxy Statement to shareholders entitled to vote at the Meeting.  The Annual Report is not to be regarded as proxy soliciting material.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Trust and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election, as Trustees, of the six persons who have been nominated by the Board, (ii) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Trust for the 2007 fiscal year, (iii) FOR the adoption of the Trust’s 2007 Long Term Incentive Plan, and (iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting.  Each such Proxy granted may be revoked at any time thereafter by writing to the President of the Trust prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

On the Record Date, there were issued and outstanding 65,548,106 Common Shares.  There was no other class of voting securities outstanding at the Record Date.  However, pursuant to the terms of the Certificate of Designations pursuant to which the Trust’s Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the “Series B-1 Shares”) were issued, the holders of the Series B-1 Shares are entitled to elect one trustee to the Board of Trustees.  The Trustee elected by the holders of the Series B-1 Shares is not being voted upon at the Meeting.

Each holder of Common Shares (each a “shareholder” and collectively, “shareholders”) is entitled to one vote for each Common Share held by such holder.  The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Meeting.  Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Trust to act as inspector of election for the Meeting.  The six nominees for election as Trustees who receive the greatest number of votes properly cast for the election of Trustees shall be elected Trustees.  The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposals No. 2 and 3 below.  Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes but broker “non-votes” are not counted in the tabulations of the votes cast on proposals presented to shareholders.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named in the enclosed Proxy Card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the Proxy Card would be entitled to vote.  The Trust does not currently anticipate that any other matters will be raised at the Meeting or that the Meeting will be adjourned.

PROPOSAL NO. 1 — ELECTION OF TRUSTEES

The Board currently consists of seven members, six of which are elected by the holders of Common Shares and one of which is elected by the holders of the Series B-1 Shares.  Six persons, which constitutes all of the members of the Board that are elected by the holders of the Common Shares, will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify.  The Board of Trustees has nominated Michael L. Ashner, Bruce R. Berkowitz, Arthur Blasberg, Jr., Peter Braverman, Talton Embry and Howard Goldberg for re-election as Trustees.

Shareholders of the Trust do not have cumulative voting rights with respect to the election of Trustees.  It is the intention of the persons named in the enclosed Proxy Card to vote such proxy “FOR” the election of the named nominees for Trustee unless authorization is withheld on the Proxy Card.  Should any nominee be unable or unwilling to serve as a Trustee, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSERS. ASHNER, BERKOWITZ, BLASBERG, BRAVERMAN, EMBRY AND GOLDBERG TO THE BOARD OF TRUSTEES.  UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

BOARD OF TRUSTEES

Information as to Trustees

Set forth below is the business experience of, and certain other information regarding, the current Trustees all of whom, other than Mr. Steven Mandis, are nominees for re-election to the Board.  There are no family relationships among Trustees and executive officers of the Trust.

Name and month and year first became a Trustee of the Trust	Age	Principal Occupation during the past Five Years

Michael L. Ashner April 2004	54

Mr. Ashner has been the Chief Executive Officer of the Trust since December 31, 2003 and Chairman since April 2004. Mr. Ashner also serves as the Executive Chairman and a trustee of Lexington Realty Trust (“Lexington”), a New York Stock Exchange listed real estate investment trust, positions he has held since December 31, 2006 when Newkirk Realty Trust, Inc. (“Newkirk”) was merged into Lexington. Mr. Ashner previously served as a director and the Chairman and Chief Executive Officer of Newkirk until it was merged into Lexington. Mr. Ashner also currently serves as the Chief Executive Officer of Winthrop Realty Partners, L.P., a real estate investment and management company, positions he has held since 1996. Mr. Ashner previously served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (collectively, the “Shelbourne Entities”), three real estate investment trusts, from August 2002 until their liquidation in April 2004. Mr. Ashner serves on the Board of Directors of NBTY, Inc., a manufacturer and distributor of nutritional supplements as well as Lexington.

Bruce R. Berkowitz December 2000	48

Mr. Berkowitz has been the Managing Member of Fairholme Capital Management, L.L.C., a registered investment advisor, since June 1997 and President and Director of Fairholme Funds, Inc., a registered investment company under the Investment Company Act of 1940, since December 1999. Mr. Berkowitz is a director of White Mountains Insurance Group, Ltd., a publicly held property and casualty insurer, and also serves as a director of TAL International Group, Inc., a publicly traded lessor of intermodel freight containers.

Arthur Blasberg, Jr. December 2003	79

Mr. Blasberg’s activities for the past five years include serving as a receiver appointed by the Superior Court in Massachusetts and as a trustee of various businesses, including real estate investment firms and industrial companies. Mr. Blasberg was a director and chairman of the audit committee of each of the Shelbourne Entities from August 2002 to their liquidation in April 2004.  Mr. Blasberg also has served as a director of several private companies. He is an attorney admitted to practice in the Supreme Court of the United States, various federal courts and state courts and served for five years in the general counsel’s office of the Securities and Exchange Commission.

Peter Braverman April 2004	55

Mr. Braverman currently serves as the President and a trustee of the Trust. From January 8, 2004 to August 4, 2004, Mr. Braverman was the Executive Vice President of the Trust. Mr. Braverman also currently serves as the Executive Vice President of Winthrop Realty Partners, L.P., a real estate investment and management company, a position he has held since January 1996. Mr. Braverman served as a director and President of Newkirk until it was merged into Lexington and as a director and Executive Vice President of each Shelbourne Entity from August 2002 until their liquidation in April 2004.

Talton Embry September 2000	60

Mr. Embry has been the Chairman of Magten Asset Management Corp. (“Magten”), a private investment management company, since 1978. Mr. Embry has been associated with Magten in various capacities since 1978. Mr. Embry is also a director of National Patent Development.

Howard Goldberg December 2003	61

Mr. Goldberg has been a private investor in both real estate and start-up companies and has provided consulting services to start-up companies since 1999. From 1994 through 1998, Mr. Goldberg served as President, CEO, and Board member of Player’s International, a publicly-traded company in the gaming business prior to its sale to Harrah’s Entertainment Inc. From 2003 through 2005, Mr. Goldberg served as a part-time consultant to Laser Lock Technologies, Inc., LLTI.OB, a publicly-traded development stage company, engaged in the development and marketing of technologies for the prevention of product and document counterfeiting and electronic article surveillance. From 1995 through 2000, Mr. Goldberg served on the board of directors and audit committee of Imall Inc., a publicly-traded company that provided on-line shopping prior to its sale to Excite-at-Home. Mr. Goldberg served as a member of the board of directors and the audit committees of the Shelbourne Entities from August 2002 until their liquidation in April 2004. Mr. Goldberg has a law degree from New York University and was previously the managing partner of a New Jersey law firm where he specialized in gaming regulatory law and real estate from 1970 through 1994.

Steven G. Mandis February 2005	36

Mr. Mandis is currently the Vice Chairman and Chief Investment Officer of Halcyon Structured Asset Management L.P. (“Halcyon”), an investment management firm based in New York City. Mr. Mandis joined Halcyon in 2004.  Prior to joining Halcyon, Mr. Mandis who had worked at Goldman Sachs since 1992, acted as a portfolio manager in its Special Situations Investing Group, a multi-billion dollar proprietary investing area within Goldman Sachs’ Fixed Income Division.  Before joining the Fixed Income Division, Mr. Mandis worked in Goldman Sachs’ Principal Investment Area and Mergers & Acquisitions Department.

Board Meetings

During 2006, the Board met or acted through written consent 14 times.  Each of the Trustees attended either in person or telephonically 75% or more of the aggregate number of meetings of the Board and Board committees on which the Trustee served in 2006.  It is the policy of the Board to have all members of the Board in attendance at the Meeting, or if unavailable to attend in person, to make arrangement, if possible, to participate by telephone or video conference.  All members of the Board attended, either in person or by telephone conference call, the 2006 Annual Meeting of Shareholders.

Board Committees

The Trust’s By-laws give the Board the authority to delegate its powers to a committee appointed by the Board. All committees are required to conduct meetings and take action in accordance with the directions of the Board and the provisions of the Trust’s By-laws. The Board has appointed four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a conflicts committee.  Certain of the committees’ principal functions are described below.

Audit Committee

The Audit Committee:

•                  reviews annual and quarterly consolidated financial statements with the Trust’s management and independent registered public accountants;

•                  recommends the appointment and reviews the performance, independence, and fees of the Trust’s independent registered public accountants and the professional services they provide;

•                  oversees the Trust’s system of internal accounting controls and the internal audit function; and

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for audit committees.

The Board has adopted a written charter for the Trust’s Audit Committee, which is available at the Trust’s website www.winthropreit.com, under the link “Corporate Governance”.  A printed copy of the charter is also available to any shareholder who requests it in writing to the Trust’s President at the Trust’s headquarters.

The Audit Committee consists of Arthur Blasberg, Jr. (Chairman), Bruce Berkowitz and Howard Goldberg.  The Audit Committee held seven meetings during the 2006 fiscal year.  All members of the Audit Committee and representatives of the Trust’s independent registered public accountants attended either in person or by telephone conference call all meetings of the Audit Committee.  On February 27, 2007, the Audit Committee met with the independent registered public accountants of the Trust to discuss the Trust’s 2006 consolidated financial statements.

The Board has concluded that each member of the Audit Committee is “financially literate” as such term is defined in the listing standards of the New York Stock Exchange and that Mr. Blasberg, the chairman of the Audit Committee, meets the Securities and Exchange Commission (“SEC”) definition of “audit committee financial expert”.  The Trust is currently in compliance with the listing requirements of the New York Stock Exchange relating to audit committee qualification, and the Board has determined that its Audit Committee possesses sufficient financial expertise to effectively discharge its obligations.

For further information with respect to the Audit Committee, see “AUDIT COMMITTEE REPORT” which begins on page 13 of this Proxy Statement.

Compensation Committee

The Compensation Committee:

•                  recommends to the Board the compensation policies and arrangements for the Trust’s officers, trustees, advisors and affiliates;

•                  ensures appropriate oversight of the Trust’s executive compensation programs and human resources policies;

•                  will, as appropriate, report to shareholders on the Trust’s executive compensation policies and programs;

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for compensation committees; and

•                  reviews the “Compensation Discussion and Analysis” section of this Proxy Statement set forth on pages 8-9 of this Proxy Statement and issues its report which can be found on page 9 of this Proxy Statement.

The Board has adopted a written charter for the Trust’s Compensation Committee, which is available at the Trust’s website www.winthropreit.com, under the link “Corporate Governance”.  A printed copy of the charter is also available to any shareholder who requests it in writing to the Trust’s President at the Trust’s headquarters.

During 2006, the Compensation Committee consisted of Talton Embry (Chairman), Bruce Berkowitz, Arthur Blasberg, Jr., Howard Goldberg and Steven Mandis.  The Compensation Committee held one meeting during the 2006 fiscal year which was attended in person or by telephone conference call by all members of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee:

•                  reviews the qualifications of current and potential Trustees including determining whether they are “independent” under the listing standards of the New York Stock Exchange;

•                  reviews each Trustee’s continued service on the Board;

•                  reviews outside activities of Board members and resolves any issue of possible conflict of interest;

•                  considers nominees for trustees of the Trust submitted in writing to the Chairman of the Nominating Committee (along with other information submitted in accordance with the Trust’s By-laws and Declaration of Trust), which are submitted by executive officers of the Trust, current Trustees, search firms engaged by the Nominating Committee, if any, by others in its discretion and, nominees for trustee proposed by a shareholder in accordance with the terms of the Trust’s By-laws and Declaration of Trust;

•                  considers proposals submitted by shareholders for inclusion in the proxy statement for the Trust’s Annual Meeting of Shareholders if they are submitted in writing to the Chairman of the Nominating Committee at the principal address of the Trust in accordance with the provisions of the Trust’s By-laws and Declaration of Trust and so long as the submitting shareholder meets the qualifications and complies with the procedures provided in the proxy rules of the SEC.  All such proposals shall be accompanied by information with respect to the submitting shareholder sufficient for the committee to determine whether such qualifications are met;

•                  reviews any other shareholder communications intended for management of the Trust or the Board of Trustees or an individual Trustee and the Nominating Committee shall determine, in its discretion, considering the identity of the submitting shareholder and the materiality and appropriateness of the communication, whether, and to whom within the Trust, to forward the communication;

•                  recommends nominations for members of the Board;

•                  reviews and assesses the adequacy of the Audit Committee’s, Compensation Committee’s and Conflicts Committee’s charters; and

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for nominating and corporate governance committees.

The Board has adopted a written charter for the Trust’s Corporate Governance and Nominating Committee, which is available at the Trust’s website www.winthropreit.com, under the link “Corporate Governance”.  The Board has also adopted Corporate Governance Guidelines which is also available at the Trust’s website www.winthropreit.com, under the link “Corporate Governance.”  A printed copy of the charter and the guidelines are also available to any shareholder who requests it in writing to the Trust’s President at the Trust’s headquarters.

The Nominating and Corporate Governance Committee consists of Bruce Berkowitz (Chairman), Arthur Blasberg, Jr., Talton Embry and Howard Goldberg.  The Nominating and Corporate Governance Committee held one meeting during the 2006 fiscal year which was attended in person or by telephone conference call by all members of the Nominating and Corporate Governance Committee.

Conflicts Committee

In November 2005, the Board determined to establish a Conflicts Committee.  The Conflicts Committee :

•                  considers and approves, on behalf of the Trust, all material transactions that relate to conflicts of interests between the Trust and its affiliates, on the one hand, and (i) FUR Advisors LLC (“FUR Advisors”), the Trust’s external advisor (and any successor advisor), Michael Ashner, and any of their affiliates, (ii) Lexington, The Lexington Master Limited Partnership, or Apollo Real Estate Investment Fund III, L.P. or any of their respective affiliates, (iii) a beneficial owner of more than 4.9% of the issued and outstanding Common Shares, either directly or upon the conversion of any preferred shares of beneficial interest in the Trust, or (iv) a beneficial owner of more than 4.9% of any other entity in which the Trust holds a 10% or greater interest;

•                  advises the Board on actions to be taken by the Trust or matters related to the Trust upon request of the Board or the Nominating or Corporate Governance Committee, which may include conflicts of interest.

The Board has adopted a written charter for the Trust’s Conflicts Committee, which is available at the Trust’s website www.winthropreit.com, under the link “Corporate Governance”.  A printed copy of the charter is also available to any shareholder who requests it in writing to the Trust’s President at the Trust’s headquarters.

The Conflicts Committee consists of Bruce Berkowitz, Arthur Blasberg, Jr. (Chairman), Talton Embry and Howard Goldberg.  The Conflicts Committee held five meetings during the 2006 fiscal year which was attended either in person or by telephone conference call by all members of the Conflicts Committee.

Independence of Trustees

Pursuant to the Nominating and Corporate Governance Committee’s Charter, the Committee undertook its annual review of director independence in February 2007.  During this review, the Committee considered transactions and relationships between each Trustee or any member of his or her immediate family and the Trust and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Committee also examined transactions and relationships between Trustees or their affiliates and members of the Trust’s senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Trustee is independent in accordance with Section 303A.02(a) and (b) of the listing standards of the New York Stock Exchange.  In particular, the Committee reviewed with counsel responses given by the Trustees in their Trustee Questionnaires, asked counsel if it was aware of any relationships between the Trustees and the Trust or its affiliates and reviewed the bright-line independence tests set forth in Section 303A.02(b).

As a result of this review, the Board of Trustees of the Trust affirmatively determined that each of Messrs. Berkowitz, Blasberg, Embry, Goldberg and Mandis are independent of the Trust and its management in accordance with Section 303A.02(a) and (b) of the listing standards of the New York Stock Exchange.  Mr. Ashner and Mr. Braverman are not considered independent because of their acting as executive officers of the Trust as well as their ownership interest in FUR Advisors.  See “Certain Relationships and Related Transactions” below.

Meetings of Non-Management Trustees

Prior to or following every regularly scheduled quarterly meeting of the Board, the Trust’s non-management Trustees meet without management present.  There is not a predetermined non-management Trustee who presides over all such meetings.  At each meeting, the non-management Trustees choose a presiding member for such meeting, based upon the topics to be discussed.  “Non-management” Trustees are all those Trustees who are not executive officers, and may include Trustees who are not considered to be independent under regulations issued by the SEC or the New York Stock Exchange.  The Trust’s non-management Trustees are:  Bruce Berkowitz, Arthur Blasberg, Jr., Talton Embry, Howard Goldberg and Steven Mandis.

Compensation of Trustees

The following table sets forth a summary of the compensation received by our non-officer Trustees during 2006:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Bruce Berkowitz	53,500	—	—	—	—	—	53,500
Arthur Blasberg, Jr.	73,500	—	—	—	—	—	73,500
Talton Embry	40,000	—	—	—	—	—	40,000
Howard Goldberg	53,500	—	—	—	—	—	53,500
Steven Mandis	30,000	—	—	—	—	—	30,000

The Trust’s current non-officer Trustees, Messrs. Berkowitz, Blasberg, Embry, Goldberg and Mandis, each receive $30,000 annually for their services as Trustees.  In addition, each member of the audit committee receives $10,000 annually for serving on the Audit Committee, $500 for each committee meeting they attend and the chairman of the Audit Committee receives an additional $15,000 annually.  During 2006, each of Messrs. Berkowitz, Embry and Goldberg received a fee for $10,000 for serving on the Conflicts Committee and Mr. Blasberg received a fee of $15,000 for serving as the chairman of the Conflicts Committee, in each case in connection with their additional time requirements necessitated by the transactions with Newkirk and Lexington in connection with the merger of Newkirk into Lexington in December 2006.  Trustees of the Trust who are also officers of the Trust receive no compensation for serving on the Board.  However, all Trustees are reimbursed for travel expenses and other out-of-pocket expenses incurred in connection with their service on the Board.

Communication with Trustees

Shareholders or other interested parties wishing to communicate with the Board or an individual Trustee or group of Trustees may do so either in person at the Meeting or by mail.  Mail addressed to the Trustees can be sent to:  Winthrop Realty Trust, 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114, Attn: President, indicating it to be a correspondence to a particular member(s) of the Board or the Board in its entirety.  All mail received will be opened and screened for security purposes.  The mail will then be logged in, and all mail other than mail determined by the Trust’s primary outside corporate counsel to be trivial or obscene will be forwarded to the particular Trustee in question or to the Board in its entirety, as requested in the shareholder’s correspondence in question.  Trivial items will be delivered to the Trustees at the next scheduled Board meeting.  Obscene items will not be forwarded.

Compensation Committee Interlocks and Insider Participation

There were no relationships among members of the Compensation Committee, members of the Board or the Trust’s executive officers who served during our 2006 fiscal year that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines.

CODE OF ETHICS

The Trust has adopted a Code of Ethics, which are applicable to all Trustees and executive officers of the Trust, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as FUR Advisors, the Trust’s outside advisor and its employees.  The Code of Ethics can be obtained upon request from the Trust’s President and at the Trust’s website www.winthropreit.com under the link “Corporate Governance”.

COMPENSATION DISCUSSION AND ANALYSIS

General

As described above under “Board of Trustees-Board Committees-Compensation Committee” on page 5 of this Proxy Statement, the Compensation Committee is responsible for recommending to the Board the compensation policies and arrangements for the Trust’s officers, trustees, advisors and affiliates.  The Compensation Committee acts pursuant to the Compensation Committee Charter and is comprised of five members who were independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange.  A copy of the Compensation Committee Charter is available upon request from the Trust’s President and at the Trust’s website (www.winthropreit.com).

Executive Compensation Principles

The Trust does not provide any remuneration to its executive officers and does not have any direct employees.  The Trust has retained FUR Advisors to provide substantially all asset management, accounting and investor services for the Trust.

At present, the Compensation Committee reviews annually the terms of the Advisory Agreement with FUR Advisors to determine their consistency with market terms and whether the retention of an outside advisor is more favorable to the Trust than retaining direct employees of the Trust.  The Compensation Committee reviews the fees payable to FUR Advisors in comparison to the general and administration costs of other public real estate investment trusts.  Based on its review, the Compensation Committee recommended to the Board that the Advisory Agreement with FUR Advisors be renewed.

If the Trust were to retain its executive officers directly, the Compensation Committee would, in making its compensation recommendations to the Board consider (1) the potential holding periods of the Trust’s assets, (2) the number of individual investments held by the Trust, (3) the business plan with respect to such assets and the amount of asset management required with respect to the assets, (4) the overall investment prospects of the Trust and short and long-term business plan of the Trust, and (5) with respect to a specific executive officer, such officer’s responsibilities, experience and overall performance.  The Compensation Committee would further seek to attract and retain highly qualified executives and to motivate them to work together as a team to maximize the Trust’s financial performance on an annual and long-term basis thereby resulting in increased shareholder value.

Share Options/Grants

Since March 2005, the Trust has not had any share option or share grant plans in effect pursuant to which it can issue options.  Accordingly, no options or share grants were granted during the year ended December 31, 2006.  The Compensation Committee has recommended to the Board and the Board has approved, subject to shareholder approval, a long term incentive compensation plan.  See “Proposal 3.  2007 Long Term Incentive Plan” below.  If approved by the shareholders, the Trust will be permitted to issue share grants and/or options to trustees, directors and consultants of the Trust and its subsidiaries.  At present the Compensation Committee has not yet determined the procedures or requirements for issuance of options or grants under this plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Talton Embry—Chairman
Bruce Berkowitz
Arthur Blasberg, Jr.
Howard Goldberg
Steven Mandis

The preceding “Compensation Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Trust specifically incorporates it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The affairs of the Trust and its subsidiaries are administered by FUR Advisors pursuant to the terms of the Advisory Agreement between the Trust and FUR Advisors.  FUR Advisors is controlled by and partially owned by the executive officers of the Trust.  Pursuant to the terms of the Advisory Agreement, FUR Advisors is responsible for providing asset management services to the Trust and coordinating with the Trust’s shareholder transfer agent and property managers.  For providing these services, FUR Advisors is entitled to a quarterly base management fee equal the lesser of (i) an asset based fee or (ii) a fee based on outstanding equity, which are calculated as follows:

•                  Asset based fee equals 1% of the gross asset value of the Trust up to $100,000,000, 0.75% of the gross asset value of the Trust between $100,000,000 and $250,000,000, 0.625% of the gross asset value of the Trust between $250,000,000 and $500,000,000 and 0.50% of the gross asset value of the Trust in excess of $500,000,000 (in light of the net lease nature of the 16 net lease properties, FUR Advisors agreed to reduce its fee for these properties to 0.25% of the gross asset value for the portion of that portfolio that is subject to leverage).

•                  Equity based fee equals (i) 1.5% of the issued and outstanding equity securities of the Trust plus (ii) .25% of any equity contribution by a third party to a joint venture managed by the Trust.  For purposes of the equity based calculation, the 31,058,913 Common Shares outstanding at January 1, 2005 are to be valued as follows: $2.30 (FUR Investors LLC’s tender offer price in its December 2003 tender offer) with respect to 26,058,913 Common Shares and $2.60 (the purchase price paid by FUR Investors LLC) with respect to the 5,000,000 Common Shares acquired on December 31, 2003.  The Trust’s Series A preferred shares were valued at their liquidation preference amount of $25 per share until their conversion into Common Shares on February 7, 2006, at which time the Common Shares issued in connection therewith are valued at $5.0825 per Common Share.  All preferred and Common Shares issued subsequent to January 1, 2005 are to be valued at the net issuance price including any Common Shares issued in connection with the conversion of the preferred shares.

Under the Advisory Agreement, the Trust receives a credit against the quarterly base management fee payable to FUR Advisors equal to 80% of the incentive management fee, if any, payable by Newkirk to NKT Advisors under the advisory agreement between Newkirk and NKT Advisors.  In connection with the merger of Newkirk into Lexington in December 2006, the advisory agreement between Newkirk and NKT Advisors was terminated, and NKT Advisors received a payment of $5,500,000 attributable to its incentive fee.  As a result, the Trust received a $4,400,000 credit (80% of total fee paid) to be utilized on a go forward basis in offsetting the quarterly base management fees payable under the Advisory Agreement.  The Trust utilized $1,159,000 of this amount to offset the base management fee payable for the quarter ended December 31, 2006.  The unutilized portion bears interest at a rate of 6.8%.

Winthrop Management L.P. (formerly known as Kestrel Management L.P.), an affiliate of FUR Advisors and the Trust’s executive officers, provides property management responsibilities for the Trust’s Indianapolis, Indiana property (Circle Tower).  Pursuant to the terms of the property management agreement, Winthrop Management L.P. receives a fee equal to 3% of the monthly revenues of Circle Tower, which fee has been approved by the independent Trustees, and is less than the amount paid to the prior property management company.

The following table sets forth the fees and reimbursements paid by the Trust for the year ended December 31, 2006 to FUR Advisors and Winthrop Management L.P.:

	2006

Base Management Fee (1)	$3,681,000	(3)(4)
Loan Servicing Fee (1)	—
Property Management (2)	217,000
Reimbursement (1)	—
Incentive Fee	—

(1) Payable to FUR Advisors

(2) Payable to Winthrop Management L.P.

(3) Determined using the equity based method

(4) Before credit of $4,400,000 in fourth quarter 2006

During the year ended December 31, 2006, the Trust and The Newkirk Master Limited Partnership, the operating partnership of Newkirk formed Concord Debt Holdings, LLC (“Concord”).  Pursuant to the Concord joint venture agreement, Concord was permitted to pay to such person, including a member of Concord or its affiliate, a fee in the amount not to exceed 50 basis points of the face value of any loan acquired.  In lieu of paying the full 50 basis point fee, Concord paid to an affiliate of FUR Advisors, a total fee of approximately $1,066,000 which represented the costs of the employees dedicated to Concord’s business and equaled approximately 21 basis points of the face value of the loans acquired.

EXECUTIVE OFFICERS

All officers serve at the discretion of the Board.  Set forth below is certain information regarding the executive officers and certain other officers of the Trust at March 1, 2007 (biographical information with respect to Messrs. Ashner and Braverman is set forth above on pages 2 and 3):

Name	Age	Current Position
Michael L. Ashner	54	Chairman and Chief Executive Officer
Peter Braverman	55	President
Thomas Staples	51	Chief Financial Officer
John Alba	36	Chief Investment Officer

Mr. Staples has been our Chief Financial Officer since January 8, 2004. Mr. Staples, has been with Winthrop Realty Partners, L.P. since 1994 and has served as its Chief Financial Officer since January 1999. Mr. Staples also served as the Chief Financial Officer of Newkirk until December 31, 2006 when it was merged into Lexington. Mr. Staples also served as Assistant Treasurer of the Shelbourne Entities from August 2002 until their liquidation in April 2004. Mr. Staples is a certified public accountant.

Mr. Alba was appointed our Chief Investment Officer in October 2005.  Mr. Alba has served as a Vice President of Winthrop Realty Partners, L.P. since January 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2007 (except as otherwise indicated) regarding the ownership of Common Shares by (i) each person who is known to the Trust to be the beneficial owner of more than 5% of the outstanding shares of Common Shares, (ii) each Trustee and nominee for Trustee, (iii) each executive officer named herein, and (iv) all current executive officers and Trustees of the Trust as a group.  Except as otherwise indicated, each such shareholder has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Position with the Trust	Amount and Nature of Beneficial Ownership(1)		Percent of Class

FUR Investors, LLC FUR Holdings LLC WEM-FUR Investors LLC (2)	—	11,000,000		16.8%

John Alba (2)	Chief Investment Officer	—	(6)		(6)

Michael L. Ashner(2)	Chairman and Chief Executive Officer	11,027,000	(3)	16.8%
Bruce R. Berkowitz (4)	Trustee	4,293,070	(5)	6.3	%(5)

Arthur Blasberg, Jr. (10)	Trustee	120,091			*

Peter Braverman(2)	President and Trustee	13,164	(6)		(6)

Talton Embry (7)	Trustee	1,209,288	(7)	1.8%

Howard Goldberg (10)	Trustee	174,047			*

Steven G. Mandis (8)	Trustee	5,633,679	(9)	8.0	%(9)

Thomas Staples(10)	Chief Financial Officer	—	(6)		(6)

All Trustees and executive officers as a group		22,470,339	(11)	30.8	%(12)

Vornado Investments L.L.C. (13)	—	4,054,222	(13)	6.2%

HBK Investments, L.P.(14)	—	5,296,621	(14)	7.5	%(14)

King Street Capital, L.P.(15)	—	5,244,444	(15)	7.4	%(15)
King Street Advisors, L.L.C.
King Street Capital Management,
L.L.C.
O. Francis Biondi, Jr.
Brian J. Higgins

*Less than 1%

(1)                                  Unless otherwise indicated, shares are beneficially owned by indicated holder.

(2)                                  The address for each of FUR Investors, FUR Holdings, WEM-FUR Investors LLC, Mr. Alba, Mr. Ashner and Mr. Braverman is Two Jericho Plaza, Wing A, Suite 111, Jericho, NY 11753

(3)                                  Comprised of 11,000,000 shares owned by FUR Investors and 27,000 shares held directly by Mr. Ashner. Mr. Ashner is the managing member of WEM-FUR Investors LLC, the managing member of FUR Holdings, LLC, the sole member of FUR Investors. As such, Mr. Ashner may be deemed to beneficially own all shares owned by Investors.

(4)                                  The address for Mr. Berkowitz is c/o Fairholme Capital Management, LLC, 1001 Brickell Bay Drive, Suite 3112, Miami, Florida 33131.

(5)                                  Number of shares consists of (i) 42,122 common shares owned directly by Mr. Berkowitz, (ii) 1,081,875.6 common shares owned by Fairholme Ventures II, LLC, an entity in which Fairholme Capital Management is the managing member, (iii) 16,476.15 common shares owned by Fairholme Holdings Ltd., an entity in which Fairholme Capital Management is the investment manager, (iv) 930,373.7 owned by Fairholme Associates, L.P., an entity in which Fairholme Capital Management is the general partner,  and (v) 2,222,222 common shares issuable upon the conversion of the 400,000 Series B-1 Shares held by Fairholme Ventures II, LLC.  Mr. Berkowitz is the managing member of Fairholme Capital Management. Furthermore, Mr. Berkowitz and Fairholme Capital Management have disavowed management and supervision with respect to 573,521 shares of common stock held in the separate accounts of advisory clients, and, accordingly, Mr. Berkowitz and Fairholme Capital Management do not attribute such shares.  Percentage assumes conversion of only 400,000 Series B-1 Shares held by Fairholme Ventures II, LLC.

(6)                                  Messrs. Alba, Braverman, and Staples are members of WEM-FUR Investors LLC, the managing member of FUR Holdings, LLC, the sole member of FUR Investors.  Accordingly, Messrs. Alba, Braverman and Staples have an indirect pecuniary interest in approximately 114,400, 270,600 and 132,000 of the shares of Common Shares owned by FUR Investors.  However, Messrs. Alba, Braverman and Staples do not exercise investment control over the shares held by FUR Investors.  Accordingly, Messrs. Alba, Braverman and Staples are not deemed to beneficially own any of such shares under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended.

(7)                                  The address for Mr. Embry is c/o Magten Asset Management Corp., 410 Park Avenue, 15th Floor, New York, New York 10022.  The number of shares reported consists of (i) 947,640 shares held in an IRA for the benefit of Mr. Embry, (ii) 83,708 shares held in an IRA for the benefit of Mr. Embry’s spouse, (iii) 49,994 shares held in a trust account in which Mr. Embry is the trustee and which is for the benefit of Mr. Embry’s minor son, (iv) 33,500 shares held in a trust account in which Mr. Embry is the trustee and which is for the benefit of Mr. Embry’s minor daughter and (v) 94,446 shares are owned beneficially by discretionary accounts managed by Mr. Embry.  Of the 94,446 shares owned in discretionary accounts, Mr. Embry has no pecuniary interest in any of such shares.

(8)                                  The address for Mr. Mandis is c/o Halcyon Management Company, 477 Madison Avenue, 8th Floor, New York, New York 10022.

(9)                                  Number of shares represents 433,679 common shares and 5,200,000 common shares issuable upon conversion of 936,000 Series B-1 Shares held by investment funds for which Halcyon Structured, LP is directly or indirectly the investment manager.  Mr. Mandis is the Chief Investment Officer of Halcyon Structured LP, indirectly the investment manager of the Halcyon Structured Opportunities Fund, L.P. and Halcyon Fund, L.P. Mr. Mandis disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein.  Percentage assumes conversion of only all Series B-1 Shares held by investment funds for which Halcyon Structured LP serves as investment manager and 289,333 Series B-1 Shares held by Halcyon Fund, L.P only.

(10)                            The address for each of Messrs. Blasberg, Goldberg and Staples is c/o of Winthrop Realty Trust, 7 Bulfinch Place, Suite 500, Boston, MA 02114.

(11)                            The total number of shares held by directors and executive officers, excluding shares issuable upon conversion of Series B-1 Shares held by directors, is 15,048,117.

(12)                            Percentage represents the total number of shares held by directors and executive officers including shares issuable upon conversion of the Series B-1 Shares held by directors over total number of shares outstanding on March 1, 2007 plus shares issuable upon conversion of the Series B-1 Shares held by directors. Excluding shares issuable upon conversion of the Series B-1 Shares held by directors, the percentage ownership of shares held by directors and executive officers is 23%.

(13)                            The address for Vornado Realty Trust is 888 Seventh Ave. New York, New York 10019.  Information is derived from the 13-G filing by Vornado Realty Trust with the SEC on May 24, 2006.

(14)                            The address for HBK Investments, L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.  Information is derived from the 13-G/A filing by HBK Investments, L.P. with the SEC on February 9, 2007.  Shares include 4,888,888 common shares issuable upon conversion of 880,000 Series B-1 Shares held by HBK Investments, L.P. and percentage assumes conversion of all Series B-1 Shares held by HBK Investments, L.P. only.

(15)                            The address for each of these shareholders is 65 East 55th Street, 30th Floor, New York, New York 10022.  Information is derived from the 13-G/A filing by King Street Capital, L.P., King Street Advisors, L.L.C., King Street Capital Management, L.L.C., O. Francis Biondi, Jr. and Brian J. Higgins with the SEC on March 2, 2006.  Shares represents common shares issuable upon conversion of 944,000 Series B-1 Shares held by King Street Capital, L.P. and percentage assumes conversion of all Series B-1 Shares held by King Street Capital, L.P. only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Trust’s executive officers, Trustees and persons who beneficially own greater than 10% of a registered class of the Trust’s equity securities to file certain reports (“Section 16 Reports”) with the SEC with respect to ownership and changes in ownership of the Common Shares and other equity securities of the Trust. Based solely on the Trust’s review of the Section 16 Reports furnished to the Trust and written representations from certain reporting persons, the Trusts officers, Trustees and greater than 10% beneficial owners have been complied with all Section 16(a) requirements applicable to them.

AUDIT COMMITTEE REPORT

The Audit Committee acts pursuant to the Audit Committee Charter and is comprised of three members who are independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange.  A copy of the Audit Committee Charter can be obtained upon request from the Trust’s President and at the Trust’s website (www.winthropreit.com).

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Trust’s independent registered public accountants.  Management is responsible for the Trust’s internal controls and financial reporting process.  The independent registered public accountants are responsible for performing an independent audit of the Trust’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon and expressing opinions on the effectiveness of the Trust’s internal control over financial reporting and on management’s assessment of the effectiveness of the Trust’s internal control over financial reporting.  The Audit Committee’s responsibility is to oversee these processes.

In carrying out these responsibilities, the Audit Committee, among other things:

•                                          monitors preparation of, and reviews, the quarterly and annual financial reports by the Trust’s management;

•                                          supervises the relationship between the Trust and its independent registered public accountants, including having direct responsibility for their appointment, compensation and retention;

                                                reviewing the scope of their audit services; approving non-audit services; and confirming the independence of the independent registered public accountants; and

•                                          oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Trust’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Trust’s internal auditing program.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Trust’s independent registered public accountants for 2006, regarding the fair and complete presentation of the Trust’s results and the assessment of the Trust’s internal control over financial reporting.  The Audit Committee has discussed significant accounting policies applied by the Trust in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Trust’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The Audit Committee met, discussed and reviewed with Deloitte & Touche LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Trust’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), “Communication with Audit Committees”.  The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-audit services to the Trust is compatible with the auditor’s independence.  The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Trust and its management.  With and without management present, the Audit Committee discussed and reviewed the results of Deloitte & Touche LLP’s examination of the Trust’s financial statements for the year ended December 31, 2006.

The Audit Committee reviewed and discussed Trust policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Trust’s internal and independent registered public accountants the overall scope and plans for their respective audits.  The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Trust’s internal controls, and the overall quality of the Trust’s financial reporting.

In reliance upon the Audit Committee’s reviews and discussions referred to above and the Audit Committee’s review of the representations of management, and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.  The Audit Committee believes that it has satisfied its responsibilities under its charter.

As discussed in Proposal No. 2, the Audit Committee has selected, PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Members of the Audit Committee
Arthur Blasberg, Jr. — Chairman
Bruce Berkowitz
Howard Goldberg

The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Trust specifically incorporates it by reference into such filing.

PROPOSAL NO. 2 — SELECTION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has determined to change the Trust’s independent registered public accounting firm.  As a result, the Audit Committee replaced Deloitte & Touche LLP (“Deloitte”) as the Trust’s independent auditors effective March 19, 2007.  The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to audit the consolidated financial statements of the Trust and its subsidiaries for the fiscal year ending December 31, 2007.

During the Trust’s past two fiscal years, there were: (i) no disagreements with Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Trust’s financial statements for such year; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  Further, Deloitte’s report on the Trust’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Although shareholder ratification of the Board’s action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of independent registered public accounting firm and, if the shareholders disapprove of the selection, intends to consider other firms for selection as the independent registered public accounting firm for the current fiscal year.

It is expected that representatives of PwC will be present either in person or by telephone conference at the Meeting.  It is not expected that representatives of Deloitte will be present either in person or by telephone conference at the Meeting.

Aggregate fees billed to the Trust for the year ended December 31, 2006 and 2005 represents fees billed by Deloitte, the Company’s registered public accounting firm, during those years.

Type of Fee	Fiscal 2006	Fiscal 2005
Audit Fee	$700,000	$637,000
Audit Related Fees	273,000	130,000
Tax Fees	136,000	140,000
Total	$1,109,000	$907,000

Audit fees for the years ended December 31, 2006 and 2005 were for professional services rendered in connection with the integrated audit of the Trust’s consolidated financial statements and internal control over financial reporting.

Audit Related fees for the year ended December 31, 2006 were for services related to (i) the Trust’s sale of Common Shares in 2006 ($170,000), (ii) the restatement of the Trust’s financial statements for year ended December 31, 2005 and the quarterly period ended March 31, 2006 ($75,000) and (ii) the Trust’s registration statement on Form S-3 relating to the Dividend Reinvestment Plan ($28,000).

Tax fees as of the years ended December 31, 2006 and 2005 were for services related to tax compliance, tax planning and strategies, and state and local tax advice.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

The Trust has a policy of requiring that the Audit Committee pre-approve all audit and non-audit services provided to the Trust by the independent registered public accountant of its financial statements.  During 2006, the Audit Committee approved all of the fees paid to Deloitte by the Trust.

PROPOSAL NO. 3 — 2007 LONG TERM INCENTIVE PLAN

In March 2007, the Trust’s Compensation Committee recommended to the Board the adoption of the Winthrop Realty Trust 2007 Long Term Incentive Plan (the “Plan”), subject to approval by the shareholders.  The Board subsequently ratified the Compensation Committee’s recommendation and determined to submit the Plan to the shareholders.  The shareholders are now requested to approve the adoption of the Plan.

To become effective, the Plan must be approved by the affirmative vote of a majority of the votes cast at the Meeting on this proposal by the holders of the Common Shares entitled to vote there. The Board recommends that the shareholders vote FOR adoption of the Winthrop Realty Trust 2007 Long Term Incentive Plan.

A general description of the basic features of the Plan is set forth below.  Such description is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

Purpose

The purpose of the Plan is to further and promote the interests of the Trust, its subsidiaries and its shareholders by enabling the Trust and its subsidiaries to attract, retain and motivate trustees, directors and consultants, or those who will become trustees, directors or consultants, and to align the interests of those individuals and the shareholders.  To do this, the Plan offers stock options and restricted share awards providing trustees, directors and consultants or those who may become trustees, directors or consultants with an interest in maximizing the growth, profitability and overall success of the Trust and/or its subsidiaries.

Number of Shares

The maximum number of Common Shares as to which awards may be granted under the Plan may not exceed 500,000 Common Shares.  The limits on the number of shares described in this paragraph are subject to proportional adjustment as determined by the Compensation Committee to reflect certain share changes, such as share dividends and share splits (see “Changes in Capital Structure” below).

If any awards under the Plan expire, are forfeited, terminated, canceled, surrendered, settled in cash or otherwise terminate unexercised, the Common Shares allocable to the unexercised or expired, forfeited, terminated, canceled, surrendered or settled in cash portion of such award shall again be available for award under the Plan.

Administration

The administration, interpretation and operation of the Plan will be vested in the Compensation Committee.  The Compensation Committee may designate persons other than members of the Compensation Committee to carry out the day-to-day administration of the Plan.

Eligibility

Trustees, directors, consultants or those who may become trustees, directors or consultants with the Trust and/or its subsidiaries are eligible to receive awards under the Plan.  Awards under the Plan will be made by the Compensation Committee.  No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current trustees (including members of the Compensation Committee).

Awards under the Plan

Introduction.  Awards under the Plan may consist of stock options and restricted shares, as described below.  All awards will be evidenced by an award agreement between the Trust and the individual participant and approved by the Compensation Committee.  In the discretion of the Compensation Committee, more than one award may be granted to an eligible participant.

Stock Options.  A stock option is an award that entitles a participant to purchase Common Shares at a price fixed at the time the option is granted.  Stock options granted under the Plan will be “non-qualified stock options” and the plan does not permit the grant of “incentive stock options.”

The exercise price and other terms and conditions of stock options will be determined by the Compensation Committee at the time of grant, but shall not be less than fair market value.  An option grant under the Plan does not provide an optionee any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

Stock options granted under the Plan shall become exercisable at such time as designated by the Compensation Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order, or, if permitted by the Compensation Committee and applicable law, by delivery of Common Shares satisfying such requirements as the Compensation Committee may establish or such other form of payment as is permitted by the Compensation Committee, in its sole discretion.

Restricted Share Awards.  Restricted share awards are grants of Common Shares made to a participant subject to conditions established by the Compensation Committee in the relevant award agreement on the date of grant.

Restricted shares will vest in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement.  A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Compensation Committee with respect to such shares have been satisfied.  Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan.

Restricted shares which vest will be reissued as unrestricted Common Shares.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares.  Any share dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Changes in Capital Structure.  Stock options granted under the Plan and any agreements evidencing such stock options and the maximum number of Common Shares subject to all stock options shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share or other consideration subject to such stock options or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding shares or in the capital structure of the Trust by reason of share or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such stock option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  The Trust shall give each participant notice of such adjustment and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event that the Trust is merged or consolidated with another entity, all or substantially all of the assets of the Trust are acquired by another person, or the Trust reorganizes or liquidates, then the Compensation Committee may, in its discretion, cancel any outstanding awards and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such awards, as determined by the Compensation Committee; in the case of stock options, that value shall be based upon the excess of the value of a Common Share over the exercise price per share.

Amendment, Suspension or Termination of The Plan

Unless earlier terminated by the Board, the Plan shall terminate on December 31, 2016.  The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Trust or any subsidiary; provided, however, that no such amendment may increase the number of Common Shares available for awards under Section 4.2 of the Plan.   In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding stock options, without the consent of such participant.  The Compensation Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding stock option in any manner to the extent that the Compensation Committee under the Plan or any award agreement could have initially established the restrictions, terms and conditions of such stock option.  No such amendment or modification shall, however, materially and adversely affect the rights of any participant under any such stock option without the consent of such participant.

Section 409A of the Code provides substantial penalties to persons deferring taxable income, unless the requirements of Section 409A have been satisfied.  Some awards provided under the Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A.  As of the date this Proxy Statement, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future.  These final regulations, when issued, may require amendments to be made to the Plan.  Consequently, the Plan explicitly provides that the Board may amend the Plan, without participant consent, in any way it deems appropriate, even if such amendment would materially and adversely affect the rights of participants to satisfy Section 409A and the regulations that will be issued thereunder.

Certain Federal Income Tax Consequences of the Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan.  The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.  Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the Plan should consult a tax advisor.

Stock Options.  All stock options granted under the plan shall be “non-qualified stock options” and shall not be “incentive stock options.”  In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income.  At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Trust generally will be entitled to a deduction (see “Limits on Deductions” below), in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to such exercise over the exercise price for those shares.  Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise.  If the Compensation Committee permits and an optionee elects to tender Common Shares in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares.  However, the optionee will recognize compensation taxable as ordinary income and the Trust generally will be entitled to a deduction (see “Limits on Deductions” below) in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares.  A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below.  Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Trust will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant.  After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a taxable dividend, and the Trust will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code, at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and the Trust generally will be entitled to a deduction, in an amount equal to the then fair market value of the Common Shares or which the terms and conditions applicable to the restricted share award have been satisfied.  The participant’s tax basis for any Common Shares would be the fair market value on the date such terms and conditions are satisfied.

A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Trust will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant.  Such an election must be made by the participant not later than 30 days after the date of grant.  If such an election is made, no income would be recognized by the participant (and the Trust will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied.  The participant’s tax basis for the restricted shares received and for any Common Shares subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant.  If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of the Common Shares underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code.  In such case, the holding period will commence immediately after the grant of such restricted shares.

Limits on Deductions.  Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Trust in the year for which a deduction is claimed by the Trust (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation.  As the Plan does not permit grants of awards to any executive officers, Section 162(m) of the Code should not impact the Plan.

Section 409A.  Section 409A of the Code provides substantial penalties (described below) to persons deferring taxable income, unless the requirements of Section 409A have been satisfied.  Some awards provided under the Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A.  As of the date this proxy is being prepared, the Internal Revenue Service has not yet issued final regulations interpreting Section 409A, but they are expected to be issued in the near future.  While it is the intention of the Board to prevent awards made under the Plan from being subject to Section 409A and failing to satisfy the requirements of Section 409A, there can be no assurance that awards made under the Plan which are subject to Section 409A will satisfy the requirements of Section 409A.

In the event that an award made under the Plan is subject to Section 409A, but does not satisfy the requirements of that Section, then the affected participant will incur an additional 20% penalty of the amount found to be improperly deferred, as well as full taxation of that amount and interest on that amount from the date when that amount became vested.  In addition, other deferrals by that participant found to be part of the same “plan”, even if the deferrals themselves satisfied Section 409A, would also be treated as failing to satisfy Section 409A and, with respect to those deferrals, the participant would also incur an additional 20% penalty of the amount deferred, as well as full taxation of that amount and interest on that amount from the date it became vested.

Effective Date

The Plan is effective on March 19, 2007, the date of its approval by the Board subject to shareholder approval.  The Plan will terminate on December 31, 2016, except with respect to awards then outstanding.  After such date no further awards will be granted under the Plan unless the Plan is extended by the Board.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Trust for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting on or before January 2, 2008.  In addition, under the Trust’s By-laws, shareholders must comply with specified procedures to nominate persons for election as Trustees or introduce an item of business at an annual meeting.  Trustee nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Trust not less than 120 days in advance of an annual meeting.  To be in proper written form, a shareholder’s notice must contain the specific information required by the Trust’s By-laws.  A copy of the Trust’s By-laws, which specifies the advance notice procedures, can be obtained from the Trust by request to the President of the Trust.  Any shareholder who wishes to submit a shareholder proposal, should send it to the President, Winthrop Realty Trust, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

ANNUAL REPORT

Copies of our Annual Report for the fiscal year ended December 31, 2006 are being mailed to shareholders of record on the Record Date together with this Proxy Statement.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board does not know of any other matter to be brought before the Meeting.  However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

The Trust has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies.  MacKenzie Partners, Inc. will receive a fee not to exceed $15,000, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Trust.  All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Trust. In addition to solicitation of proxies by use of the mails, Trustees, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Trust may solicit the return of proxies by telephone, telegram or personal interview. The Trust will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Trust may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

A copy of the Trust’s annual report on form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC, excluding exhibits, may be obtained by shareholders without charge by written request addressed to: Tom Staples, Chief Financial Officer, Winthrop Realty Trust, 7 Bulfinch Place, Suite 500, Boston, MA 02114 or may be accessed on the Trust’s website at www.winthropreit.com under the link “SEC Filings”.

It is important that proxies be returned promptly.  Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

By Order of the Board of Trustees

/s/ MICHAEL L. ASHNER

Michael L. Ashner
Chairman and Chief Executive Officer

March 30, 2007

ANNEX A

WINTHROP REALTY TRUST

2007 LONG TERM STOCK INCENTIVE PLAN

WINTHROP REALTY TRUST

2007 Long Term Incentive Plan

*  *  *  *  *

1.             Purpose.  The purpose of the Winthrop Realty Trust 2007 Long Term Incentive Plan (the “Plan”) is to further and promote the interests of Winthrop Realty Trust (the “Company”), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate trustees, directors and consultants, or those who will become trustees, directors or consultants, and to align the interests of those individuals and the Company’s shareholders.

2.             Certain Definitions.            For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1        “Award” shall mean an award or grant made to a Participant under Section 6 or 7 of the Plan.

2.2        “Award Agreement” shall mean the agreement executed by a Participant pursuant to Sections 3.2 and 11.4 of the Plan in connection with the granting of an Award.

2.3        “Board” shall mean the Board of Trustees of the Company, as constituted from time to time.

2.4        “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5        “Committee” shall mean the Compensation Committee of the Board, as constituted from time to time.

2.6        “Common Shares” shall mean the common shares of beneficial interest, par value $1 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.  In the event of a change in the Common Shares that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issues shares, the shares resulting from any such change shall be deemed to be Common Shares.

2.7        “Company” shall mean the Winthrop Realty Trust, an unincorporated organization in the form of an Ohio business trust, or any successor entity to Winthrop Realty Trust.

2.8        “Fair Market Value” of a Common Share, on a given date, shall mean the last reported sales price, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case as reported on the New York Stock Exchange

(“NYSE”) or, if the Common Shares are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Shares are not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Shares on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Committee; in the event that the given date is not a business day during which the NYSE, or the principal national securities exchange on which the Common Shares are listed or admitted for trading, was open for trading, then the Fair Market Value for such date shall be the Fair Market Value on the immediately preceding business day during which such exchange was open for trading.

2.9           “Participant” shall mean any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.10         “Plan” shall mean the Winthrop Realty Trust 2007 Long Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.11         “Restricted Shares” shall mean the restricted Common Shares granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.12         “Stock Option” shall mean an Award made to a Participant pursuant to Section 6 of the Plan.

2.13         “Subsidiary(ies)” shall mean any corporation, trust (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting shares, partnership, beneficial or membership interests in one of the other entities in such chain.

3.                                       Administration.

3.1           General.  The Plan shall be administered by the Committee.

3.2           Plan Administration and Plan Rules.  The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan.  Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan, any Award Agreement and/or any other applicable agreement.  The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.  The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee by execution of written agreements and/or other instruments in such form as is approved by the Committee.

4.                                       Term of Plan/Common Shares Subject to Plan.

4.1           Term.  The Plan shall terminate on December 31, 2016, except with respect to Awards then outstanding.  After such date no further Awards shall be granted under the Plan.

4.2           Common Shares.  The maximum number of Common Shares in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed 500,000 Common Shares.  Common Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares.  No fractional Common Shares shall be issued under the Plan.  If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Shares, the Common Shares which were thereto subject (or potentially subject) shall again be available for grants of Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5.                                       Eligibility.  Individuals eligible for Awards under the Plan shall be determined by the Committee in its sole discretion and shall be limited to trustees, directors and consultants to the Company and its Subsidiaries, or those who will become trustees, directors or consultants to the Company and its Subsidiaries.

6.                                       Stock Options.

6.1           Terms and Conditions.  Stock Options granted under the Plan shall be in respect of Common Shares and shall not be “incentive stock options” within the meaning of Section 422 of the Code.  Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2           Grant.  Stock Options may be granted under the Plan in such form as the Committee may from time to time approve.

6.3           Exercise Price.  The exercise price per share of Common Shares subject to a Stock Option shall be determined by the Committee in its sole discretion at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the grant date of such Stock Option.

6.4           Term.  The term of each Stock Option shall be such a period of time as is fixed by the Committee.

6.5           Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company, or, if permitted by the Committee, in its sole discretion, by delivery of Common Shares satisfying such requirements as the Committee shall establish, or by any other mechanism permitted by the Committee, in its sole discretion.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general trust purposes.  Any portion of a Stock Option that is exercised may not be exercised again.

7.                                       Restricted Shares.

7.1           Terms and Conditions.  Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement or other applicable agreement.  Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant.  With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a share certificate (or certificates) in respect of such Restricted Shares.  Such share certificate(s) shall be registered in the name of such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE WINTHROP REALTY TRUST LONG TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND WINTHROP REALTY TRUST. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF WINTHROP REALTY TRUST, 7 BULFINCH PLACE, SUITE 500, BOSTON, MA 02114. WINTHROP REALTY TRUST WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. WINTHROP REALTY TRUST

RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Any certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.2           Restricted Share Grants.  A grant of Restricted Shares is an Award of Common Shares granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of trusteeship or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3           Restriction Period.  In accordance with Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement or other applicable agreement (the “Restriction Period”).  During the Restriction Period, such shares shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award.  Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4           Payment of Restricted Share Grants.  After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of Common Shares which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5           Shareholder Rights.  A Participant shall have, with respect to the Common Shares underlying a grant of Restricted Shares, all of the rights of a shareholder of such Common Shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement or in any other applicable agreement).  Any share dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such share dividends are issued.

8.                                       Non-transferability of Awards.  Unless otherwise provided in the Participant’s Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or pursuant to the laws of intestate succession.  No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance.  Unless otherwise provided in a Participant’s Award Agreement, during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

9.                                       Changes in Capitalization and Other Matters.

9.1           No Trust Action Restriction.  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the Company’s or any Subsidiary’s capital shares or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other trust act or proceeding by the Company or any Subsidiary.  No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any shareholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2           Changes in Capital Structure.  Awards granted under the Plan and any agreements evidencing such Awards and the maximum number of Common Shares subject to all Awards stated in Section 4.2 shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of shares or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding shares or in the capital structure of the Company by reason of share or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following,

A.                        The Company is merged or consolidated with another
entity;

B.                          All or substantially all of the assets of the Company
are acquired by another person; or

C.                          The reorganization or liquidation of the Company;

then the Committee may, in its sole discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or shares (including any shares of a successor or acquirer), or any combination thereof, the value of such Awards as determined by the Committee; in the case of Stock Options, such value shall be based upon the excess of the value of a Common Share over the exercise price per share.

10.                                 Amendment, Suspension and Termination.

10.1         In General.  The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary.  No such amendment, suspension or termination shall (x) materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant or (y) increase the number of shares available for Awards pursuant to Section 4.2 without shareholder approval; provided, however, that the Board may amend the Plan, without the consent of any Participants, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain Awards not to be subject to Code Section 409A.

10.2         Award Agreement Modifications.  The Committee may, in its sole discretion, amend or modify at any time and from time to time the terms and provisions of any outstanding Award in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Award.  No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Award without the consent of such Participant; provided, however, that the Committee may amend an Award without the consent of the Participant, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment or modification of such Award to cause such Award not to be subject to Code Section 409A.

11.                                 Miscellaneous.

11.1         Tax Withholding.  The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, or the delivery, transfer or vesting of Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.  In addition, the Company shall have the right to require payment from a Participant to cover any applicable taxes due upon any payment or settlement under the Plan.

11.2         No Right to Continued Relationship with the Company.  Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any trustee, director or consultant of the Company or any Subsidiary any right to continued Board membership or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any

Subsidiary to terminate the trusteeship, directorship or consulting relationship of any trustee, director or consultant at any time for any reason, even if such termination adversely affects such Participant’s Awards.

11.3         Listing, Registration and Other Legal Compliance.  No Awards or Common Shares shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations.  The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates for Common Shares delivered under the Plan may bear appropriate legends and may be subject to such transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are listed, and any applicable securities law.  In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Common Shares, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

11.4         Award Agreements.  Each Participant receiving an Award under the Plan shall enter into an Award Agreement and any other agreement required by the Committee with the Company in such forms as specified by the Committee.  Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

11.5         Designation of Beneficiary.  Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death.  At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary.  Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.  If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

11.6         Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.  Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

11.7         Effective Date.  The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s shareholders.

IN WITNESS WHEREOF, this Plan is adopted by the Company on this March     , 2007.

WINTHROP REALTY TRUST

By:

WINTHROP REALTY TRUST

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 2, 2007

This Proxy Is Solicited On Behalf of the Board of Trustees

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all beneficial shares of common interest which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of WINTHROP REALTY TRUST to be held on Wednesday, May 2, 2007 at 1:00 p.m. at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022.  The Board of Trustees recommends a vote FOR all proposals.

1.                                       ELECTION OF TRUSTEES

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
to vote for all nominees

Michael L. Ashner	Arthur Blasberg, Jr.	Talton Embry
Bruce R. Berkowitz	Peter Braverman	Howard Goldberg

Shareholders may withhold authority to elect any of the Trustees by writing the name of that Trustee in the space provided below.

2.                                       APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                                       APPROVAL of the Trust’s 2007 Long Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder.  If no direction is given, this proxy will be voted FOR items 1, 2 and 3 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

Dated: , 2007
Print Name

Signature

NOTE:  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such.  If a corporation, please sign full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.